                                                                    Exhibit 21.1

                SUBSIDIARIES OF HEALTHCARE IMAGING SERVICES, INC.
                               as at June 30, 1999

Name of Subsidiary                         State of Incorporation           Names under which do business
------------------                         ----------------------           -----------------------------
1.   HealthCare Imaging                    New Jersey                       N/A
     Services of Wayne, Inc.
2.   HealthCare Imaging                    Pennsylvania                     N/A
     Services of Rittenhouse
     Square, Inc.
3.   HealthCare Imaging                    Maryland                         N/A
     Services of Catonsville, Inc.
4.   HIS PPM Co.                           Delaware                         N/A
5.   HIS Imaging Co.(1)                    Delaware                         Monroe Diagnostic Imaging
                                                                            Mainland Diagnostic Imaging
                                                                            Echelon Diagnostic Imaging
                                                                            Bloomfield Diagnostic Imaging
6.   HIS Clinical Research Co.,            Delaware                         N/A
     LLC


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(1)  HIS Imaging Co. was merged with and into HIS Imaging LLC, another wholly-owned Delaware subsidiary of the Company, effective July 1, 1999, with HIS Imaging LLC being the surviving company.

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